UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Evergreen Energy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202

June 22, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Evergreen Energy Inc., which will be held at 9:00 a.m., MDT, on Tuesday, July 10, 2007, at our executive offices located at 1225 17th Street, Suite 1300, Denver, Colorado 80202.

As previously announced, we rescheduled our 2007 Annual Meeting of Stockholders, which was originally scheduled for May 8, 2007, to the new date of July 10, 2007, to allow us to provide our stockholders with a revised Proxy Statement reflecting the removal of Mark S. Sexton, our former Chairman, Chief Executive Officer and President, from the slate of Board nominees for reelection. Evergreen ceased its relationship with Mr. Sexton on April 19, 2007 and consequently, the Board has withdrawn its nomination of Mr. Sexton to serve another term as director.

The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

The Annual Report for the year ended December 31, 2006 is enclosed, and I hope you will read it carefully. Feel free to forward to us any questions you may have if you are unable to be present at the meeting. Our Internet website, located at http://www.evgenergy.com, is a convenient way to communicate with us.

Also enclosed is a proxy authorizing two of our officers to vote your shares for you if you do not wish to attend the meeting in person. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, Interwest Transfer Company, Inc., in the enclosed addressed, postage-paid envelope, as a quorum of our stockholders must be present at the meeting, either in person or by proxy, for the conduct of business.

Sincerely,

Kevin R. Collins
Chief Executive Officer, President and Chief Operating Officer

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 10, 2007

June 22, 2007

To the Stockholders of Evergreen Energy Inc.:

The 2007 Annual Meeting of Stockholders of Evergreen Energy Inc. will be held on Tuesday, July 10, 2007, at 9:00 a.m., MDT, at our executive offices located at 1225 17th Street, Suite 1300, Denver, Colorado 80202. The purpose of the meeting is to consider and take action upon the following matters:

1.      Election of two Class III directors;

2.      Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

3.      Such other business as may properly be brought before the meeting and any postponements, continuations, or adjournments thereof.

Only stockholders of record as of the close of business on June 1, 2007 are entitled to notice of and to vote at the meeting or at any postponements, continuations or adjournments thereof.

Our bylaws require that the holders of a majority of the common stock issued, outstanding and entitled to vote be present or represented at the meeting by proxy in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

THE ENCLOSED PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

This notice, the proxy and Proxy Statement enclosed herewith are sent to you by order of our Board of Directors.

William G. Laughlin
Vice President, General Counsel
and Corporate Secretary

PROXY STATEMENT

The enclosed proxy is solicited by our Board of Directors for use at the 2007 Annual Meeting of Stockholders of Evergreen Energy Inc., a Delaware corporation, to be held on Tuesday, July 10, 2007, at 9:00 a.m., MDT, at our executive offices located at 1225 17th Street, Suite 1300, Denver, Colorado 80202, and at all postponements, continuations or adjournments thereof. We are first mailing this Proxy Statement and the enclosed proxy card on June 11, 2007, to persons who were stockholders at the close of business on June 1, 2007, the record date for the Annual Meeting. In this Proxy Statement, we use the terms “Evergreen,” “we,” “our,” and “us” to refer to Evergreen Energy Inc.

VOTING PROCEDURES

You are entitled to vote at the Annual Meeting all shares of our common stock that you held as of the close of business on the record date. Each share of common stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting. On June 1, 2007, the record date, there were 83,707,353 shares of common stock outstanding.

The presence in person or by proxy of a majority of our outstanding shares of common stock, $.001 par value, entitled to vote at the Annual Meeting is necessary to provide a quorum for the transaction of business at the meeting. Your shares can only be voted if you are present in person or are represented by returning a properly signed proxy. Your vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed within the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted “FOR” the nominees for director, “FOR” the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2007, and as the individuals named as proxy holders on the proxy deem advisable on all matters as may properly come before the Annual Meeting. You may revoke your proxy at any time prior to the exercise thereof by submitting another proxy bearing a later date, by giving written notice of revocation to us at our address, or by voting in person at the Annual Meeting. Any notice of revocation sent to us must include your name and must be received prior to the meeting to be effective. Votes cast by proxy will be tabulated by an automated system administered by Interwest Transfer Company, Inc., our transfer agent. Votes cast by proxy or in person at the meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs if your shares are not registered in your name and you do not provide the record holder of your shares (usually a bank, broker or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable NYSE Arca rules.

No stockholder of Evergreen Energy Inc., whether abstaining, voting “FOR” or “AGAINST” the director nominees, or “FOR” or “AGAINST” ratification of the independent accountants will be entitled to appraisal rights or the right to receive cash for shares under Delaware law or otherwise. At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

VOTE REQUIRED

Election of Directors

The vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors is required to elect any director. This means that the director nominee will be elected if the votes cast favoring the election of the director exceed the votes cast opposing such an action. You may vote “FOR” or “AGAINST” with respect to the election of directors. Abstentions and “broker non-votes” are not relevant to the election of the directors.

Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

The vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007. Abstentions will have the effect of a vote against the ratification of Deloitte & Touche LLP and “broker non-votes” will have no effect as they will not be counted as votes cast on the proposal.

STOCK OWNERSHIP

The following table sets forth certain information, as of June 1, 2007, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors, (3) each of our named executive officers and former executive officers, set forth in the Summary Compensation Table on page 29, and (4) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of June 1, 2007. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 83,707,353 shares of common stock outstanding as of June 1, 2007.

Unless otherwise indicated below, the address of each of the principal stockholders is c/o Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202.

Name and Address	Shares Beneficially Owned		Percentage of Class
Beneficial Owners of More than 5%:
Security Management Company, LLC One Security Benefit Place Topeka, Kansas 66636-0001	8,701,100	(1)	12.1%
Westcliff Capital Management, LLC 200 Seventh Avenue, Suite 105 Santa Cruz, California 95062	8,480,903	(2)	9.5%
Current Directors, Nominees and Named Executive Officers:
Stanford M. Adelstein	392,500	(3)	*
Robert J. Clark	85,000	(4)	*
Manuel H. Johnson	96,500	(5)	*
Robert S. Kaplan	70,000	(6)	*
John V. Lovoi	149,922	(7)	*
Jack C. Pester	225,126	(8)	*
James S. Pignatelli	111,500	(9)	*
W. Grady Rosier	81,500	(10)	*
James R. Schlesinger	642,877	(11)	*
Theodore Venners	4,556,791	(12)	5.4%
Kevin R. Collins	460,000	(13)	*
Robert I. Hanfling	440,000	(14)	*
Diana L. Kubik	4,000		*
William G. Laughlin	123,204	(15)	*
All directors and executive officers as a group (17 persons)	7,495,254	(16)	8.7%
Former Executive Officer:
Mark S. Sexton	1,152,796	(17)	1.4%

                 * Less than 1%.

       (1) These securities are owned directly by investment-limited partnerships of which Security Management Company LLC. is the general partner and investment adviser, and by other investment advisory clients of Security Management has discretionary authority to vote and dispose of such securities on behalf of its clients, and thus is deemed to have indirect beneficial ownership thereof.

       (2) These securities are owned directly by investment-limited partnerships of which Westcliff Capital Management, LLC is the general partner and investment adviser, and by other investment advisory clients of Westcliff. Westcliff has discretionary authority to vote and dispose of such securities on behalf of its clients, and thus is deemed to have indirect beneficial ownership thereof. Includes 5,597,860 of warrants to purchase our common stock.

       (3) Includes 150,000 shares held by Northwestern Engineering Company, of which Mr. Adelstein is Chairman of the Board and controls 95% of the voting shares of capital stock, and 17,500 shares which Mr. Adelstein has the right to acquire within 60 days of June 1, 2007, pursuant to the exercise of options. As of June 1, 2007, Mr. Adelstein has pledged as security both the 225,000 shares of common stock over which he has sole voting power and the 150,000 shares over which he has voting power as the majority shareholder of Northwest Engineering Company.

       (4) Includes 60,000 shares that Mr. Clark has the right to acquire within 60 days of June 1, 2007, pursuant to the exercise of options.

       (5) Includes 88,500 shares that Mr. Johnson has the right to acquire within 60 days of June 1, 2007, pursuant to the exercise of options.

       (6) Includes 66,000 shares that Mr. Kaplan has the right to acquire within 60 days of June 1, 2007, pursuant to the exercise of options.

       (7) Includes 107,000 shares that Mr. Lovoi has the right to acquire within 60 days of June 1, 2007, pursuant to the exercise of options and 32,348 of warrants to purchase our common stock. Mr. Lovoi also has a pecuniary interest, but no voting control, in shares of Evergreen Energy Inc. held by certain investment limited partnerships managed by Westcliff Capital Management, LLC.

       (8) Includes 113,000 shares that Mr. Pester has the right to acquire within 60 days of June 1, 2007, pursuant to the exercise of options.

       (9) Includes 98,500 shares that Mr. Pignatelli has the right to acquire within 60 days of June 1, 2007, pursuant to the exercise of options.

(10) Includes 66,500 shares that Mr. Rosier has the right to acquire within 60 days of June 1, 2007, pursuant to the exercise of options.

(11)   Includes (a) 170,000 shares that Mr. Schlesinger has the right to acquire pursuant to the exercise of warrants and (b) 120,000 shares Mr. Schlesinger has the right to acquire pursuant to the exercise of options, both within 60 days of June 1, 2007.

(12)   Includes 600,000 shares of restricted stock that Mr. Venners has the right to vote, but not the right to sell until certain performance vesting requirements are met, and includes 650,000 shares which Mr. Venners has the right to acquire within 60 days of June 1, 2007, pursuant to the exercise of options. Also includes 66,667 shares owned by Mr. Venners’ wife over which he has no voting or investment authority and disclaims beneficial ownership. As of June 1, 2007, Mr. Venners has pledged as security 1,860,000 shares of common stock.

(13)   Includes 400,000 shares of restricted stock Mr. Collins has the right to vote, but not the right to sell until certain performance vesting requirements are met, and 10,000 shares that Mr. Collins has the right to acquire within 60 days of June 1, 2007, pursuant to the exercise of options.

(14)   Includes 400,000 shares that Mr. Hanfling has the right to acquire within 60 days of June 1, 2007, pursuant to the exercise of options.

(15)   Includes 120,000 shares that Mr. Laughlin has the right to acquire within 60 days of June 1, 2007, pursuant to the exercise of options and 2,204 shares that are beneficially owned by Mr. Laughlin pursuant to his participation in Evergreen’s Employee Stock Purchase Plan.

(16) Includes an aggregate of 1,965,000 shares which directors and executive officers as a group have the right to acquire within 60 days of June 1, 2007 pursuant to the exercise of options and an aggregate of 202,348 shares pursuant to the exercise of warrants. Includes Dennis W. Coolidge, Vice President of Engineering—Research and Development, Paul E. Jacobson, Vice President of Corporate Communications and Hubert R. Henderson, Vice President of Human Resources, who are not named executive officers as defined by Securities and Exchange Commission rules for the purpose of this Proxy Statement.

(17)   Mr. Sexton was terminated on April 19, 2007, pursuant to the “without cause” provision of his employment agreement. Pursuant to Mr. Sexton’s employment agreement, he will receive accelerated vesting of 898,630 of the 1,000,000 shares of unvested common stock that he was awarded in connection with his employment agreement in 2005. These shares will vest approximately ninety days from April 19, 2007. Prior to vesting of these shares, Mr. Sexton has the right to vote, but not the right to sell, these shares.  For further details relating to Mr. Sexton’s termination see discussion on page 36 in this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NYSE Arca exchange, and to furnish us with copies of all such reports. Based solely on the review of the Forms 3, 4 and 5 furnished to us and certain representations made to us, we believe that during the year ended December 31, 2006, all filings under Section 16(a) were made on a timely basis, except that Robert J. Clark, a director, filed a late Form 4 to report the grant of stock options, and Diana L. Kubik, our Vice President and Chief Financial Officer, filed a late Form 3 to report her initial beneficial ownership and a late Form 4 to report the grant of shares of common stock in connection with her employment.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors consists of three classes, Class I, Class II and Class III, with each class serving for a full three-year term. Mr. Adelstein and Mr. Kaplan are each Class III directors who are nominees for reelection at the Annual Meeting. Mark S. Sexton, who is also a Class III director, has not been renominated by the Board and is not standing for reelection. If elected, the nominees will serve until the 2010 Annual Meeting. The Class I directors will be considered for reelection at our 2008 Annual Meeting. The Class II directors will be considered for reelection at our 2009 Annual Meeting.

The nominees are currently members of the Board and have indicated a willingness to serve as directors if reelected. Our Board has no reason to believe that any director nominee will be unable to serve as a director or become unavailable for any reason. If, at the time of the meeting, any director nominee becomes unavailable for any reason, the persons entitled to vote the proxy will vote, as such persons determine in their discretion, for such substituted nominee, if any, nominated by our Board.

Vote Required

The vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors is required to elect any director.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MR. ADELSTEIN AND MR. KAPLAN.

Directors

The following table sets forth certain information with respect to our Director nominees and the Directors who will continue in office after the Annual Meeting, including the name and age of each director and nominee, his principal occupation and business experience, and the commencement of his term as a director.

Nominees for Election

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Stanford M. Adelstein (75) (Class III director)	Mr. Adelstein serves as Chairman of the Board and President of Northwestern Engineering Company, a holding company whose subsidiaries are engaged in real estate ownership and management, hotel ownership and management, land development, and wood products. Senator Adelstein served in the South Dakota Legislature for six years.	1998
Robert S. Kaplan (66) (Class III director)	Dr. Kaplan is Baker Foundation Professor at the Harvard Business School. He joined the HBS faculty in 1984 after spending 16 years on the faculty of the Carnegie-Mellon University, where he also served as Dean from 1977 to 1983. Dr. Kaplan received a B.S. and M.S. in Electrical Engineering from M.I.T., and a Ph.D. in Operations Research from Cornell University. He has honorary doctorates from the universities of Stuttgart and Lodz. Dr. Kaplan currently serves on the Board of Directors of Acorn Systems Inc.	2005

Directors Whose Term of Office Will Continue After the Annual Meeting

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Robert J. Clark (62) (Class I director)

Mr. Clark has been President, Chief Executive Officer and Director of Bear Cub Energy, LLC, a natural gas gathering, treating and processing company headquartered in Denver, Colorado, since 2001. He currently serves as Chairman of the Board of Evergreen. Mr. Clark began his career as an internal auditor with Nicor, Inc., and is a past member of the Board of Directors and Audit Committees of Patina Oil & Gas Corporation and Evergreen Resources, Inc. Currently, Mr. Clark sits on the Board of Directors of Storm Cat Energy Corporation, a publicly-traded company, where he is a member of the Audit Committee.

		2006
Manuel H. Johnson (58) (Class II director)

Dr. Johnson is the co-chairman and senior partner in the investment and consulting firm of Johnson Smick International, Inc. Prior to assuming his current duties, Dr. Johnson was Chairman of the Financial Accounting Foundation, the organization that supervises preparation of U.S. accounting standards from 1997 to 2004. From 1977 to 1994, Dr. Johnson was a professor of economics at George Mason University where he held the Koch Chair in International Economics. Dr. Johnson was Vice Chairman of the Board of Governors of the Federal Reserve System where he served for four and a half years beginning in February 1986 and served as Assistant Secretary of the Treasury from 1982 to 1986. Dr. Johnson currently serves on the Board of Directors of the Morgan Stanley Funds Group, RBS Greenwich Capital Holdings and NVR Inc.

		2004
John V. Lovoi (45) (Class II director)	Mr. Lovoi is founder and director of JVL Partners, a private oil and gas investment partnership. Over the past 15 years, Mr. Lovoi has held a number of positions in the global oil and gas business, primarily in the areas of investment banking and equity research, including head of Morgan Stanley’s Global Oil and Gas investment practice. Mr. Lovoi sits on the Board of Directors of Cal Dive International, a publicly-traded offshore construction and development specialist, and Dril-Quip, Inc., a publicly-traded manufacturer of offshore drilling equipment.	2003

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Jack C. Pester (72) (Class I director)

Mr. Pester is Chairman of the Board of Pester Marketing, a retailer of petroleum products. He served as our business consultant from April 1999 through January 2000. Mr. Pester retired in April 1999 from his position as Senior Vice President of international refining and marketing for The Coastal Corporation, a diversified energy company, which position he held since 1987. Mr. Pester is a past president of the Independent Refiners Association of America and the Petroleum Marketers Association of America and currently serves as Secretary and Treasurer of the Society of Independent Gasoline Marketers of America. Mr. Pester sits on the Board of Directors of AmerUS Life Insurance Company (formerly American Mutual Life Insurance Company) of Des Moines, Iowa, and Econergy International, a London Stock Exchange company. Mr. Pester also serves as a trustee emeritus on the Drake University Board of Trustees.

1994
James S. Pignatelli (62) (Class I director)

Mr. Pignatelli has served as Chairman of the Board, Chief Executive Officer and President of Unisource Energy Corporation, an electric utility holding company, and Chairman of the Board, Chief Executive Officer and President of Tucson Electric Power Company, its principal subsidiary, since July 1998. Previously he served those companies as Senior Vice President and Chief Operating Officer. Mr. Pignatelli has spent his entire business career in the electric utility industry. Mr. Pignatelli serves on the Board of Directors of Millennium Energy Holdings, Inc., Electro Rent Corporation, the Tucson Airport Authority, Edison Electric Institute, and Blue Cross-Blue Shield of Arizona.

2001
W. Grady Rosier (58) (Class II director)

Mr. Rosier has served as President and Chief Executive Officer of McLane Company Inc. for over ten years. He joined McLane Company in 1984 as President of McLane/Sunwest and has since served in senior and executive management roles throughout the company’s value chain, including purchasing, distribution, marketing and customer service. In May 2003, McLane Company, which was a wholly owned subsidiary of Wal-Mart Stores, Inc., was acquired by Berkshire Hathaway, Inc. Mr. Rosier also serves as a director and member of the Compensation Committee of Tandy Brands Accessories, Inc., a publicly traded designer, manufacturer and marketer of fashion accessories for men, women and children.

2005

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
James R. Schlesinger (77) (Class II director)

Dr. Schlesinger is on the Board of Directors of Peabody Energy Corporation, a publicly traded coal company, and serves as a senior advisor to Lehman Brothers, a publicly traded investment firm. Dr. Schlesinger is Chairman of the Board of Trustees of The MITRE Corporation and serves on the boards of several other private organizations. Dr. Schlesinger’s career in government includes his service as Chairman of the Atomic Energy Commission in 1973, Director of the Central Intelligence Agency in 1973, Secretary of Defense from 1973 to 1975, Assistant to the President in 1977 and Secretary of Energy from 1977 to 1979. Among the many awards he has earned are the National Security Medal, five department and agency medals, and the Dwight D. Eisenhower Distinguished Service Medal.

2003
Theodore Venners (58) (Class I director)

Mr. Venners currently serves as our Chief Technology Officer. He has directed Evergreen Energy Inc and its predecessor entities since their inception in 1983 and served as Chief Executive Officer from 1995 to September 2005. Mr. Venners also served as Chairman of our Board from July 1993 to October 2006. He is a founding partner of K-Fuel Limited Partnership and its predecessor, K-Fuel Partnership, and served as managing partner of those entities from 1984 until their merger with us in December 1992. Prior to his involvement with K-Fuel and Evergreen, Mr. Venners was a founding partner of Fort Union Mine Partnership, which was purchased by Compagnie Francaise des Petroles (TOTAL). Mr. Venners has served on the Heritage Foundation’s Transition Committee for Federal Mineral Leasing under the Reagan Administration and, in 1987, was appointed a charter member of the National Coal Council, an advisory organization to the Secretary of the U.S. Department of Energy.

1992

CORPORATE GOVERNANCE AND BOARD MATTERS

Evergreen is committed to having sound corporate governance principles and practices. Evergreen’s primary corporate governance documents, including our Code of Business Conduct and Ethics and our Board Committee Charters, are available to the public on our internet website at http://www.evgenergy.com. The following is a discussion of our current corporate governance principles and practices.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics to provide guidance on maintaining our commitment to being honest and ethical in our business endeavors. The code covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers and employees. A copy of the code is available on the Evergreen website at http://www.evgenergy.com or may be obtained by written request submitted to the Corporate Secretary at Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202. We intend to satisfy any disclosure requirements regarding amendments to or waivers from, any provision of the code by disclosure on our website.

Independence of Directors

The Board has determined that all of our current directors, except Theodore Venners, our Chief Technology Officer, and Mark S. Sexton, our former Chairman, Chief Executive Officer and President are “independent” within the meaning of the NYSE Arca director independence standards as set forth in Rule 5.3(k) of the NYSE Arca Equities Rules and have no material relationship with Evergreen, directly or indirectly, that would interfere with the exercise of independent judgment. The Board of Directors determines the independence of each director based on the standards adopted by the Board that comply with the NYSE Arca Equities Rules. These independence standards can be found in our Corporate Governance and Nominating Committee charter available on the Evergreen Energy website at http://evgenergy.com.

Board Meetings

During 2006, our Board held a total of ten meetings. During 2006, all directors attended at least 75% of (i) the total number of meetings of the Board during 2006 and (ii) the total number of meetings held by all committees of the Board on which such director served in 2006. As a general matter of policy, Board members are expected to attend our annual meetings. The 2006 Annual Meeting of Stockholders was attended by ten of the twelve directors comprising the Board at that time.

Executive Sessions

Our non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not our officers and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with Evergreen. Except for Mr. Sexton and Mr. Venners, all of Evergreen’s directors are non-management directors. Executive sessions are chaired by our lead director. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the lead director in his discretion or at the request of the Board. Mr. Jack C. Pester has been designated as the lead director and has served in that capacity since 2004.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The standing committees are the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. In accordance with NYSE Arca listing standards, all standing committees are comprised solely of non-employee, independent directors. Copies of the committee charters are available at http://www.evgenergy.com.

In addition to the three standing committees, the Board has created two additional committees, the Finance and Strategy Committee and the Executive Committee. The Finance and Strategy Committee assists the Board in various matters, including the selection of investment bankers, funding strategies for commercial projects and other capital needs, developing and monitoring our investment policy, and other financial issues. The Finance and Strategy Committee is comprised of Manuel H. Johnson (Chairman), Robert S. Kaplan and John V. Lovoi and met a total of five times during fiscal 2006. The Executive Committee consults with, assists and supports Mr. Collins and was created in April 2007. The Executive Committee is comprised of Robert J. Clark, Dr. Manuel H. Johnson, W. Grady Rosier and Jack C. Pester.

Audit Committee.   Our Audit Committee is comprised of Robert J. Clark (Chairman), Manuel H. Johnson, John V. Lovoi, Robert S. Kaplan and James S. Pignatelli. During 2006, the Audit Committee met six times, including six meetings with our independent registered public accounting firm. Each member of the Audit Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules and those standards provided for under the Securities Exchange Act of 1934. All current members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board has determined that Mr. Kaplan qualifies as an audit committee financial expert as defined within Section 229.407(d) (5) (ii) of the Securities Exchange Act of 1934.

The Audit Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com. The Audit Committee has the sole and direct authority to engage, appoint, evaluate, compensate and replace the independent registered public accounting firm. The Audit Committee also reviews and approves all audit, audit-related and non-audit-related services performed by the independent public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm and with our own appropriate financial personnel regarding these matters. The independent registered public accounting firm regularly meets privately with this committee and has unrestricted access to this committee. The Audit Committee examines the independence and performance of our internal financial personnel and the independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q and our earnings releases before they are published. See “Audit Committee Report” for more information.

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to matters involving our accounting, financial reporting and internal control functions. The Audit Committee has sole authority to select our independent registered public accounting firm.

Management is responsible for preparing the financial statements so that they comply with generally accepted accounting principles and fairly present our financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the Securities and Exchange Commission; and establishing and maintaining adequate internal control structures and procedures for financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services is compatible with maintaining the independence of the accountants.

Based on the above discussions and review with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors:

Robert J. Clark, Chairman
Manuel H. Johnson
John V. Lovoi
Robert S. Kaplan
James S. Pignatelli

The Audit Committee recommends that Deloitte & Touche LLP serve as our independent registered public accounting firm for fiscal year 2007. See “Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm.”

Compensation Committee.   Our Compensation Committee is comprised of W. Grady Rosier (Chairman), Stanford M. Adelstein, Robert J. Clark and James R. Schlesinger. During 2006, the Compensation Committee met five times. Each member of the Compensation Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules. The Compensation Committee meets with such frequency and at such intervals as it determines is necessary to carry out its duties and responsibilities, but in any case, not less than three times a year. The Compensation Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com.

The purpose of the Compensation Committee is to (i) discharge the Board’s responsibility relating to compensation of our executive officers; (ii) review and recommend to the Board compensation plans, policies and programs as well as approve individual executive officer compensation; and (iii) prepare the annual report on executive compensation required to be included in our annual proxy statement. Additionally, the committee oversees Chief Executive Officer, as well as executive management appointments at our headquarters and our major subsidiaries. Committee members are appointed by the Board of Directors on the recommendation of the Corporate Governance and Nominating Committee and serve such terms as the Board may determine, or until their earlier resignation, death or removal by the Board.

The main objectives of the Compensation Committee are the development of the philosophy and policy that guides executive pay practices and decisions, such as:

•                    Recruitment and retention of officers;

•                    Creation of pay plans that tie to shareholders’ interests;

•                    Establishment of pay programs with the appropriate mix of fixed pay versus variable pay;

•                    Incorporation of an appropriate amount of risk and stretch goals into incentive programs;

•                    Establishment of pay programs which are efficient from tax, accounting, and securities law perspectives;

•                    Ensure that there are no barriers to desired business transactions; and

•                    Ensure protection of proprietary information and protect against future competition by executives through employment agreements and non-compete covenants.

The most significant duties and responsibilities of the Compensation Committee are as follows:

•                    Annually review and approve the goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of the goals and objectives and establish the individual elements of the CEO’s total compensation;

•                    Review and make recommendations to the Board regarding our compensation plans, including with respect to the incentive-compensation plans and equity-based plans, policies and programs;

•                    Review and monitor our employee and management compensation and benefit plans and policies, provide oversight of any employee benefit plans, and review and approve the compensation of our executive officers;

•                    Review and approve, for the CEO and other officers, when and if appropriate, employment agreements, severance agreements and change of control provisions/agreements; and

•                    Report on the executive compensation as required by applicable laws and regulations for inclusion in our proxy statement or other SEC filings.

Our Compensation Committee has the authority to seek advice and assistance from outside consultants and our executive officers in determining and evaluating director, CEO and other executive officer compensation. The overall goals have been to attract, retain, motivate, and align the executives and directors with stockholder share value. During fiscal 2006, we engaged the services and surveys from Hewitt Associates and Effective Compensation, Inc. (collectively referred to as the “consultants”). None of the consultants advise our management or receive any other compensation from us. The consultants provide us with median survey data covering executive base pay, bonus, long-term incentive cash and equity awards based on peer companies similar in complexity and size in the energy industry. The consultants also provided median survey data on director fees, retainers, and equity awards. The median survey data is used for both executives and directors as a long-term target to give the various pay components a grounded focus. The consultants also make valuations of equity awards using the Black-Sholes and Grant Value methods so that the data is comparable to the surveys and actual past and current equity awards. The Compensation Committee has the authority to obtain advice and assistance from any officer, our human resources department, or any outside legal experts or other advisors. The Compensation Committee has also utilized the advice of executive officers in determining compensation and performance of executive officers.

Corporate Governance and Nominating Committee.   Our Corporate Governance and Nominating Committee is comprised of Jack C. Pester (Chairman), Stanford M. Adelstein, James S. Pignatelli, W. Grady Rosier and James R. Schlesinger. The committee met two times during 2006. Each member of the Corporate Governance and Nominating Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules.

The Corporate Governance and Nominating Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com. The committee, among other things, identifies, evaluates and recommends individuals qualified to be our directors and is in charge of developing and recommending our corporate governance guidelines. The committee considers stockholder nominees for election to the Board if our Corporate Secretary receives timely advance written notice of such nominees. Please see “Stockholder Procedures to Nominate Directors” below for more information on how the committee considers director candidates submitted by our stockholders.

In addition to potential director nominees submitted by stockholders, the Corporate Governance and Nominating Committee considers candidates submitted by directors, as well as self-nominations by directors and, from time to time in its sole discretion, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates. The committee has not retained a third-party search firm to assist in the identification or evaluation of Board member candidates for election to the Board at the Annual Meeting, although it may do so in the future. The committee investigates potential candidates and their individual qualifications, and evaluates all such candidates, including those submitted by stockholders, using the Board membership criteria set forth in the committee’s charter and described below.

In evaluating candidates for nomination the Board takes into account the applicable requirements for directors under the Securities Exchange Act of 1934 and the listing standards of NYSE Arca Equities Rules. The committee also takes into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including his or her knowledge, expertise, skills, integrity, diversity, judgment, business or other experience and reputation in the business community. The committee may (but is not required to) consider candidates suggested by management or other members of the Board.

The Corporate Governance and Nominating Committee also recommend the lead director and membership on the various Board committees at the first Board meeting following the Annual Meeting of stockholders.

Stockholder Communications with the Board

Any stockholder desiring to contact the Board, or any individual director, may do so by written communication directed to Robert J. Clark, the independent director who has been designated by the Board to receive such communications. Communications should be addressed to Robert J. Clark, c/o Corporate Secretary, Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202. Any communications received that are directed to the Board will be processed by the Corporate Secretary and distributed promptly to the Board or individual directors, as appropriate. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Corporate Secretary will (subject to any applicable regulatory requirements) use his or her business judgment to determine whether such communication should be conveyed to the Board.

Stockholder Procedures to Nominate Directors

The Corporate Governance and Nominating Committee will consider qualified candidates for possible nomination that are submitted by stockholders in accordance with our bylaws and policies regarding director nominations. All stockholder director nominees will be evaluated using the same criteria as are applicable to persons nominated by other sources as set forth in the Corporate Governance and Nominating Committee Charter.

Stockholders wishing to make such a submission may do so by providing all information regarding the nominee that would be required under applicable proxy rules, including (in addition to the information required in our bylaws or by applicable law): (i) the full name and resident address of the nominee; (ii) the age of the nominee; (iii) the principal occupation of the nominee for the past five years; (iv) any current directorship held on public company boards; (v) the number of shares of our common stock held by the nominee, if any; and (vi) a signed statement of the nominee consenting to serve if elected. In addition, the stockholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (i) the name and address, as they appear on Evergreen’s books, of such stockholder and such beneficial owner, (ii) the class and number of shares of Evergreen that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) any material interest of the stockholder and/or such beneficial owner in the nominee or the nominee’s election as a director. Such information should be sent to the Corporate Governance and Nominating Committee, Evergreen Energy Inc., c/o Corporate Secretary, 1225 17th Street, Suite 1300, Denver, Colorado 80202.

No candidates for director nominations were submitted to the Corporate Governance and Nominating Committee by any stockholder in connection with the Annual Meeting. Any stockholder desiring to present a nomination for consideration prior to the 2008 annual meeting must do so in accordance with our policies and bylaws.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in fiscal 2006 were W. Grady Rosier (Chairman), Stanford M. Adelstein, Robert J. Clark and James R. Schlesinger. None of the Compensation Committee members were at any time during fiscal 2006, or at any other time, an officer or employee of Evergreen Energy Inc. or any of our subsidiaries. No member of the Compensation Committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or on our Compensation Committee.

Non-Employee Director Compensation

For fiscal 2006, all non-employee directors received an annual retainer of $20,000, payable quarterly in arrears, $2,000 for attendance, including by teleconference, at each Board meeting, and $500 for attendance at each committee meeting. In addition, beginning in fiscal 2007, our non-employee Chairman of the Board, if any, will receive $45,000 annually, payable quarterly, in arrears. Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending Board and/or committee meetings. Each new non-employee director receives an option to purchase 50,000 shares of our common stock when first elected to the Board. As additional compensation, discretionary options may be granted annually. The exercise price per share for these options, which are granted under our stock option plans, is the fair market value of a share of our common stock on the date of grant. Options granted under the plans generally have a three year term and become exercisable on the date of grant. Additional grants to directors are at the discretion of the Compensation Committee and the Board. In determining whether to grant additional options, the Compensation Committee considers our performance, performance of the directors and the achievement of our overall business strategy and objectives. There were no such additional grants in 2006.

Our Board of Directors has established a policy for granting options as a part of the compensation for our non-employee directors. Such grants are discretionary, must be approved by the Board of Directors and are granted in arrears for services performed. It is anticipated that such grants will be made on March 15th of each year. To be eligible for these annual grants, non-employee directors must be serving on our Board on the date of grant. The Board has also established option amounts, subject to yearly Board approval as follows:

•       4,000 options for serving as our non-employee Chairman granted quarterly, in arrears

•       7,500 options for serving on our Board of Directors

•       2,500 options for serving as our Lead Director

•       1,000 options for serving on our Audit Committee

•       1,500 options for serving as a chairman of a Board committee

In June 2005, our Compensation Committee adopted a policy requiring all non-employee directors to own $50,000 worth of our common stock within three years after adopting the policy, or June 2008. New non-employee directors are required to own $50,000 worth of our common stock within three years after joining our Board. We believe that having an ownership in our common stock drives long-term perspective, growth, retention and alignment with shareholder value creation.

As mentioned above under “Committees of the Board—Compensation Committee” we use independent consultants to target director fees, retainers, committee chairman fees, and stock option grants. The median of the surveys are targeted to a peer group of companies of similar size and complexity in the energy industry. The overall goals are to attract, retain, motivate, and align the directors with stockholder share value creation.

Directors Compensation Table

The following table sets forth certain information regarding compensation earned by or awarded to each non-employee director who served on our Board of Directors in 2006. Directors who are employees of Evergreen are not compensated for their services as directors:

Name(1)	Fee Earned or Paid in Cash ($)	Option Awards ($)(2)		Other Compensation ($)	Total ($)
Stanford M. Adelstein	42,000	—		—	42,000
Robert J. Clark**	34,500	257,103	(3)	—	291,500
Manuel H. Johnson	45,000	—		—	45,000
Robert S. Kaplan	40,000	—		—	40,000
John V. Lovoi	43,500	—		—	43,500
Jack C. Pester*	42,000	—		—	42,000
James S. Pignatelli	44,500	—		—	44,500
W. Grady Rosier	42,500	—		—	42,500
James R. Schlesinger	41,000	—		—	43,000
Richard S. Spencer III(4)	34,000	—		—	34,000

*                    Lead Director

**             Chairman of the Board

(1)          Mark S. Sexton, our former Chairman of the Board, Chief Executive Officer and President, and Theodore Venners, our Chief Technology Officer, are not included in this table as they were employees during fiscal 2006 and thus received no compensation for their services as directors. The compensation received by Messrs. Sexton and Venners as employees in fiscal 2006 is shown in the Summary Compensation Table on page 29.

(2)          Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R. Our non-employee directors received stock option awards on March 15, 2007 for their services rendered during 2006. Directors were granted 7,500 options for serving on our Board, 1,500 options for serving as chairman of a Board committee, 2,500 options for serving as lead director, and 1,000 options for serving on our Audit Committee. These options are fully vested and have an exercise price equal to the closing price of our common stock on March 15, 2007, which was $7.40. Pursuant to SEC rules, these awards will be reflected as director compensation in 2007 when we recognize such amounts for financial statement reporting purposes.

As of December 31, 2006, each director had the following number of options outstanding: Mr. Adelstein—10,000 options; Mr. Clark—50,000 options; Mr. Johnson—78,500 options; Mr. Kaplan—57,500 options; Mr. Lovoi—98,500 options; Mr. Pester—101,500 options; Mr. Pignatelli—90,000 options; Mr. Rosier—57,500 options; Mr. Schlesinger—112,500 options; and Mr. Spencer—0 options. Additional information concerning the security ownership of our directors is set forth in the Stock Ownership table on page 6.

(3)          Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R. Mr. Clark joined our Board of Directors in March 2006 and received two stock option grants during 2006. On March 7, 2006, he received 10,000 options and, using the Black-Scholes fair value model, such options yielded a grant date fair value of $7.38 per share. On September 19, 2006, he received an additional 40,000 options and, using the Black-Scholes fair value model, such options yielded a grant date fair value of $4.58 per share. These stock options were fully vested on the grant date, expire on the third anniversary from grant date and have an exercise price equal to the closing price of our common stock on the grant date. The 50,000 stock options granted to Mr. Clark are consistent with similar grants made to all new members of our Board as inducements for serving on our Board. Prior to joining our Board, Mr. Clark owned 5,000 shares of our common stock.

(4)          On September 26, 2006, Mr. Spencer resigned from our Board of Directors. Mr. Spencer had no disagreements with us and left the Board of Directors so that his investment firm could be in a position to pursue potential strategic joint venture and financing opportunities with us. Both Mr. Spencer and we believe that it was appropriate for Mr. Spencer to leave the Board to avoid the appearance of any potential conflicts.

EXECUTIVE OFFICERS

Set forth below is certain information regarding our executive officers, including age, principal occupation and the date each first became an executive officer.

Name (Age)	Principal Occupation or Employment During the Past Five Years	Executive Officer Since
Kevin R. Collins (50)

Mr. Collins serves as Chief Executive Officer, President and Chief Operating Officer of Evergreen. Mr. Collins has served in various positions, including Executive Vice President of Finance and Strategy and Chief Financial Officer, beginning in October 2005. Prior to joining Evergreen, he was Executive Vice President and Chief Financial Officer of Evergreen Resources, Inc., having served in various management capacities with that company from 1995 until 2004, when it merged with Pioneer Natural Resources Co. Mr. Collins became a certified public accountant in 1983 and has over 13 years of public accounting experience. He has served as Vice President and a Board Member of the Colorado Oil and Gas Association, President of the Denver Chapter of the Institute of Management Accountants, Director of Pegasus Technologies, Inc. and Board Member and Chairman of the Finance Committee of Independent Petroleum Association of Mountain States. Mr. Collins currently serves as a director of Delta Petroleum Corporation, a publicly-traded energy company and Quest Midstream Partners, L.P. a subsidiary of Quest Resource Corporation a publicly-traded producer of natural gas. Mr. Collins received his B.S. degree in Business Administration and Accounting from the University of Arizona.

		2005
Theodore Venners (58)	Mr. Venners serves as Chief Technology Officer of Evergreen. More detailed information regarding Mr. Venners’ business experience is set forth under “Directors.”	1992

Name (Age)	Principal Occupation or Employment During the Past Five Years	Executive Officer Since
Dennis W. Coolidge (60)

Mr. Coolidge serves as Vice President of Engineering—Research and Development of Evergreen. Mr. Coolidge served as President of MR&E, LLC from 2002 until March 2005, at which time we acquired the research and engineering firm. From 1998 until 2002, Mr. Coolidge was President of Maumee Research & Engineering, Inc., a private company providing services to the iron, steel and glass industries. Mr. Coolidge previously was President and General Manager of Zeigler Coal Holdings’ ENCOAL Corporation, a liquid from coal process company. Mr. Coolidge holds a B.S. degree from Ohio University in Electrical Engineering.

2006
Robert I. Hanfling (69)

Mr. Hanfling serves as Senior Vice President of Evergreen. Mr. Hanfling served as our President from February 2005 to February 2007 and as our Chief Operating Officer from February 2005 to October 2006. Mr. Hanfling currently serves as the Chairman of the Board of NextGen Energy Council a 501(c) (3) non-profit organization that brings together public and private sector leaders working to improve the efficiency and environmental performance of all advanced coal technologies and processes. Previously, Mr. Hanfling was an independent business consultant and corporate advisor to the energy industry. Since 2002, Mr. Hanfling has been Trustee in Bankruptcy for ATG, Inc., a radioactive and hazardous waste management company. He served on the Advisory Board to the Secretary of Energy from 1993 to 2000, and was Chairman of the Advisory Board from 1993 to 1997. In the 1970s, Mr. Hanfling held senior positions in the Department of Energy and its predecessor agency, the Federal Energy Administration. Mr. Hanfling obtained a BChE in 1959 from Rensselaer Polytechnic Institute, a M.S. NuclE in 1961 from West Virginia University and an MBA with a concentration in International Trade from The City University of New York in 1965.

2005

Hubert R. Henderson (61)

Mr. Henderson serves as Vice President of Human Resources of Evergreen. From January 2005 to September 2006, Mr. Henderson was President of HR International Consulting where he provided domestic and international Human Resource services. From April 2003 to January 2005, he was Director of Human Resources for Evergreen Resources which merged with Pioneer Natural Resources. Prior to April 2003, Mr. Henderson held several senior human resource positions including: Senior Human Resource Director with Flextronics International, a global contract manufacturer of computers and cell phones; Director of International Human Resources with Praxair Inc., a global industrial gas company; Director of Human Resources and Compensation with GE Capital, a financial conglomerate; and Director of Compensation and Human Resources with National Computer Systems, a computer scanning company. He has also served as a Benefits Advisor to the Ways and Means Committee of the U.S. Congress. Mr. Henderson holds a B.A. degree from Luther College in Business Administration and Economics, and an MBA in Finance from the University of Minnesota.

2006
Paul E. Jacobson (48)

Mr. Jacobson serves as Vice President of Corporate Communications of Evergreen. Prior to joining Evergreen Energy, Mr. Jacobson served as Vice President of Corporate Communications for Adelphia Communications from 2003 to 2006. In 2003, Mr. Jacobson was Deputy Communications Director for U.S. Senate Majority Leader Bill Frist (R-TN). From 1997 to 2003, Mr. Jacobson was Vice President of Corporate Communications at Starz Encore Group. Prior to 1997, Mr. Jacobson held numerous positions including, Director of Corporate Communications for Ascent Entertainment Group, Deputy Press Secretary and Press Secretary to U.S. Senator Warren B. Rudman (R-NH), Deputy Press Secretary to Senate Republican Leader Bob Dole (R-KS) and regional communications director for Congressman Dole’s 1988 presidential campaign. Mr. Jacobson holds a BA in broadcast journalism and political science from Syracuse University’s S. I. Newhouse School of Public Communications and Maxwell School of Citizenship.

2006

Diana L. Kubik (41)

Ms. Kubik serves as Vice President and Chief Financial Officer of Evergreen. Prior to joining Evergreen, Ms. Kubik was practice director at 2 Degrees Consulting, where she specialized in providing Securities and Exchange Commission, technical accounting services and compliance guidance for Sarbanes-Oxley regulations, from November 2004 to March 2006. From September 2002 through August 2004, Ms. Kubik worked for Qwest Communications International Inc. as a Senior Director of Finance. From February 1999 through June 2002, she was employed by Verado Holdings, Inc. as Controller. Prior to February 1999, Ms. Kubik held a number of accounting positions, including six years with Deloitte & Touche, LLP. Ms. Kubik is a certified public accountant and received her MBA in Finance from the University of South Florida and a B.S. degree in Accounting and Management Information Systems from the University of Tampa.

2006
William G. Laughlin (62)

Mr. Laughlin serves as Vice President, General Counsel and Secretary of Evergreen. Prior to joining Evergreen, Mr. Laughlin was Of Counsel with the law firm of Locke Liddell & Sapp LLP in Houston, Texas where he practiced in the firm’s Energy Practice Group from 2003 to 2005. From 1990 through 2002, Mr. Laughlin served as Vice President and Director of the Natural Resources Law Department of The Coastal Corporation. Following Coastal’s merger with El Paso Corporation in 2001, Mr. Laughlin became Vice President of El Paso Corporation and General Counsel of El Paso Production Company. Mr. Laughlin holds a B.A. in Economics from The Colorado College and a J.D. from the University of Wyoming.

2005

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

We believe that the performance and contribution of our executive officers is critical to our overall success. Our goal is to attract, retain, and motivate the executives necessary to accomplish our business strategy. We have executive compensation programs that reward performance and emphasize shareholder value creation. The Compensation Committee of the Board of Directors is responsible for establishing executive compensation policies and overseeing executive compensation practices. The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (the “named executive officers”). Our named executive officers are: (1) Mr. Kevin R. Collins, Chief Executive Officer, President and Chief Operating Officer; (2) Ms. Diana L. Kubik, Vice President and Chief Financial Officer; (3) Mr. Theodore Venners, Chief Technology Officer; (4) Mr. Robert I. Hanfling, Senior Vice President; (5) Mr. William G. Laughlin, Vice President, General Counsel and Corporate Secretary; and (6) Mr. Mark S. Sexton, former Chairman, Chief Executive Officer and President. Please see Summary Compensation Table on page 29 for detailed components of their 2006 compensation.

Past Compensation Practices

As we are evolving from a technology to an operating company, we were previously focused on developing our proprietary technology and our corporate structure. As part of our transition, we were focused on attracting key executive officers to help develop, modify and advance our proprietary technology and to establish a formal corporate structure. Executive officers hired during this stage of development negotiated their total compensation packages with our Board of Directors and other key executive officers. During this period, we did not use market studies to determine the market value of compensation for our executive officers. In certain instances, we may have negotiated compensation with an executive that is higher than market studies would have otherwise indicated. In such instances, the Compensation Committee determined that the compensation was appropriate based upon that executive’s unique skills and/or technical expertise and their ability to contribute to our development. Additionally, the Compensation Committee was cognizant that companies in this transition stage often must pay a premium to attract and maintain top executives because of the uncertain nature of the future operations. As we have transitioned from a technology company into a production and marketing company, our compensation programs and objectives have changed and include market analysis in determining compensation for new executive officers. We anticipate that we will use this more structured approach in the foreseeable future.

Ms. Kubik is the only named executive officer that has been hired since the implementation of our new executive compensation program. As such, she is the only named executive officer whose compensation was determined based on peer company market data. The factors and goals used to determine her compensation are discussed below. The rest of the named executive officers were hired prior to 2006. As such, their compensation was not determined based on a standard set of our peer group market data. However, each named executive officer’s compensation was reviewed by the Board of Directors and determined to be merited in light of that individual executive officer’s skill set and attributes. For the reasons described above, the base pay and long-term incentives granted to our named executive officers cannot be viewed using the standards that have since been established by our Compensation Committee.

Current Compensation Philosophy

As we moved from a technology company into a production and marketing company, we determined that it was appropriate to implement a formalized executive compensation program. The primary objectives of our newly implemented executive compensation program are to support our business strategy and to create value for our shareholders by attracting and retaining our executive officers and, once employed, to encourage high performance from those executives. In order to accomplish our goals, we believe an executive’s performance should be aligned with his or her compensation and be based on both our performance as a company, as well as the individual performance of the executive.

Our executive compensation programs are reviewed and approved annually by our Compensation Committee and focus on two key principles:

•                    Provide competitive total compensation that will attract, motivate and retain a highly capable and performance-focused executive team, with the great majority of compensation awarded only if performance is achieved; and

•                    Reward performance by motivating executives to exhibit behaviors that drive enhancement of shareholder value. Incentive opportunities should align corporate growth objectives and performance with individual achievements.

Elements of Total Compensation

We hope to achieve our goal of increasing shareholder value by offering a comprehensive and reasonable compensation package to executives that has a heavy emphasis on variable or contingent compensation. The executive’s base pay is tied to both the market value of the position and the executive’s ability to contribute, which should be sufficient to attract and retain the most qualified people. We also offer an annual cash incentive, which is meant to each year focus the executives on annual goals and activities that are critical to our success and drive shareholder value each year. Lastly, our executive compensation program is also centered on the use of long-term incentives. Long-term incentives focus our executives on shareholder value and our growth in the long-term.

On behalf of the Compensation Committee, a detailed analysis of the competitive market is conducted by our independent consultants on an annual basis to determine the appropriate amount of pay demanded by market practices. All significant forms of total compensation are valued and compared, including base salary, annual target and actual bonus, annual long-term incentive equity grant values and other cash and non-cash compensation. Our direct competitive energy peer group was compiled by selecting companies with similar market capitalization and complexities to ours. We utilize a combination of pay information derived by: 1) size and scope-adjusted market information provided from our consultants “Total Compensation Measurement DataBase”; and 2) industry data which is supplemented with related energy industry data, derived from published surveys, for executive positions. Our energy peer group is comprised of 99 companies with their primary business being exploration and production. Some of the companies we focus on when using this data are: Aspect Energy LLC, Bill Barrett Corporation, Black Hills Exploration and Production, EnCana Oil and Ranch Ltd, Forest Oil Corporation, Hunt Petroleum Corporation, Pioneer Natural Resources USA, Inc., Western Gas Resources, Inc., Williams and XTO Energy, Inc.

The three components of compensation, or total compensation, are compared to our energy peer group. In some instances, due to the competitive environment that we operate in and the experience and qualifications of the individual executive, we may pay above the median and, in other cases, below the median. However, overall in 2006 and in the future, we will continue to try to compensate our officers in the 50% to 75% percentile of compensation in our peer group

Base Pay

Base pay for executives is based upon comparable positions in our peer group of energy-related companies in the United States. Base pay targets may be somewhat higher in order to attract candidates with more experience or with unique qualifications for a particular position. Because base pay is not easily adjusted when strategic goals are not attained, and because we have not yet achieved substantial revenue and earnings from our core technology, we regard base pay as more important in recruiting qualified executives, but less important as an individual motivating factor in attaining strategic corporate goals.

Base salary for our named executive officers is set by the Board of Directors upon recommendation by the Compensation Committee. Our Human Resource Department, with the assistance of outside compensation consultants, uses various industry compensation surveys to establish proper base salary targets for each key position, generally set at the median or 50th percentile of our peer group for comparable positions. Adjustments are made to account for special skills, experience and qualifications. Ms. Kubik, our CFO, joined us in March 2006 with a base salary of $150,000. We used data from our peer group, factored in her experience and responsibilities in determining her base pay.

The Compensation Committee reviewed the performance of each named executive officer during the first quarter of 2006. In each case, the Compensation Committee took into account the scope of responsibilities and experience and balanced these against competitive base salary and our peer group data. Additionally, each named executive officer is reviewed for his or her contribution to our business strategy and our results. As a result of this annual review, our Compensation Committee determined that our named executive officers’ base salary and total compensation packages were competitive with our peer group. These evaluations have been completed and no such base pay increases were granted to our named executive officers.

Annual Incentives—Cash Bonus Awards

Cash bonus awards are an important annual tool in rewarding individual performance that is aligned with the objective of increasing stockholder value. Cash bonuses are based on both individual and corporate goal attainment. Individual awards are based on a subjective and objective review of individual goal attainment, the contribution of each executive in the attainment of corporate goals and our overall performance. The purpose of the cash bonus award program is to have one component of cash compensation that is completely performance based. The cash bonus portion of compensation increases in direct correlation with the strategic importance of the position, the individual’s goal attainment and the value added to the overall advancement of our business strategy.

Named executive officers are eligible for an annual cash bonus. The primary purpose of the annual cash bonus is to motivate participants to enable us to achieve short-term goals designed to create sustainable shareholder value and reward them to the extent they achieve such goals. The annual cash bonus reflects our strategy that a significant portion of total compensation be contingent upon both our performance during the year and the named executive officer’s contribution to that performance. As a general rule, our cash bonus pool ranges between the 25th and 75th percentile of similar awards by our energy peer group, based on surveys from several sources. If we have failed to make progress toward our strategic goals during the year, the bonus pool could be less than the 25th percentile, and in certain instances, there could be no cash bonus awards. The Compensation Committee makes objective and subjective evaluations of the named executive officers and awards cash bonus payments based on relative contribution by each named executive officer.

The Compensation Committee reviews the performance of each named executive officer. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive annual cash bonuses, our energy peer group data and other types of compensation received by our named executive officers. Additionally, each named executive officer is reviewed for his or her contribution to our business strategy and our results. As a result of this annual review, our Compensation Committee awarded Ms. Kubik a cash bonus of $20,000 and Mr. Laughlin a cash bonus of $33,500, both of which were in the 50th percentile of our survey target due to our overall company performance. Mr. Venners received a cash bonus of $26,412 which was below the 25th percentile of our survey target. These cash bonus awards were based on the achievement of specific individual goals and the contribution, through achievement of these goals, to the advancement of our business strategy and objectives. Mr. Sexton, Mr. Collins and Mr. Hanfling did not receive a cash bonus, merit increase, or additional stock due to survey data and mixed results in operations.

Long Term Incentive—Stock-Based Compensation

The stock-based component of compensation most directly aligns the performance of individual executives with the goal of increasing long-term stockholder value. Stock-based compensation is the primary compensation component for our top executives because their job performance has the greatest impact on our performance as a whole. These executives set our strategic direction and it is their responsibility to assure that individual goals and objectives of our key executives are consistent with attainment of corporate goals and objectives.

In late 2005, we issued restricted stock grants to three key executives that contained accelerated vesting terms for the attainment of performance and market conditions. In addition, executives that joined us in early 2006 were awarded stock grants with time vesting criteria. Late in 2006, we granted restricted stock awards that contain both time based and performance based criteria. These grants generally will vest over a three-year period with one-third vesting on the anniversary date of grant date, if specific performance goals have been achieved as defined in their annual performance evaluation document. Restricted stock grants to new employees are made on the first day of the month following employment and generally vest based upon grant date anniversary and attainment of the performance requirements. Beginning in 2006, we implemented an annual restricted stock award program, administered at the sole discretion of the Compensation Committee, based on the performance of our executives and the overall performance of Evergreen. We annually grant these awards on March 15th. Upon termination of employment with us, all unvested and unexercised stock options are forfeited pursuant to the terms of the grant agreements and all unvested restricted stock grants are immediately forfeited. Historically, it has been our policy not to reprice or reload any of our granted stock options.

All stock-based compensation awards for named executive officers are authorized by the Board of Directors. All awards come from stockholder-approved plans, with the exception of “inducement awards.” Inducement awards refer to stock-based compensation awarded to induce officers to accept employment with us. In the past, we awarded non-qualified stock options as the primary method of stock-based compensation. Currently, we have changed our philosophy and award restricted stock with time and performance based vesting criteria as our primary stock-based compensation tool. This change was made so that a significant portion of a named executive officer’s compensation will be tied not only to individual performance, but also to the performance of the named executive officer’s business unit, division, or function and to our performance measured against both financial and non-financial goals and objectives. We also place emphasis on relative performance within our peer group as a means to ensure that we consistently deliver stockholder value. We design milestones for vesting to require individual achievement aligned with our corporate goals. Accordingly, vesting is based on both milestone attainment and continued employment.

Stock options and restricted awards that partially vest each year on the basis of continued employment are generally granted in connection with the employment of the named executive officers. These awards are designed to attract and retain executives. The number of restricted shares awarded each recipient is determined by considering the nature of the position, the experience and qualifications of the grantee and the desired amount of the overall compensation package. As the expected contribution to corporate goals attributable to a particular position increases, the expected restricted stock award value will correspondingly increase.

In 2005, we granted Mr. Sexton 1,000,000, Mr. Collins 400,000 and Mr. Venners 600,000 shares of restricted stock that vest upon the attainment of certain performance and market-based criteria, which assures alignment with the goal of increasing stockholder value. Vesting is contingent upon meeting share price targets for our common stock, gross revenue, or net operating cash flow targets, to promote a direct connection to shareowner interests. The awards provide for cliff vesting in full after seven years of continuous employment, but only if the term of the underlying employment agreement is extended after the initial five year term. Vesting may be accelerated in the event of a business combination or change of control and other factors, provided a market capitalization target is met. In the event the executive’s employment is terminated without cause or due to death or permanent disability, vesting would occur on a pro rata basis. See discussion below in “Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

The number of restricted shares awarded to Mr. Sexton, Mr. Collins and Mr. Venners was determined through negotiation with the executive, with consideration of the scope of the executive’s responsibilities, the difficulty in reaching the various vesting targets and the personal contribution required from the executive in reaching the targets, including unique individual skills and/or technical expertise. The resulting potential value and cost of the vested shares was then compared with the overall value of the potential increase in the share price and market capitalization of our common stock that should result from attainment of the vesting targets. In the case of reaching the share price target, no further assumptions were required. The revenue target and the net operating cash flow targets were set based on conservative per share multiples of revenue or net operating cash flow that were assumed to yield a market price of our shares comparable to the share price target. The Board of Directors believed the negotiated number of restricted shares granted to each executive was in the best interests of the company and were not based on any market studies or other external criteria.

Additionally, in 2005, Mr. Venners was granted 500,000 stock options. The options granted have an exercise price of $14.02 per share and were based on the closing price of our common stock on June 21, 2005, the date of grant. Of the 500,000 options granted, 250,000 vest 20% on grant date and 20% on each anniversary of the grant date until fully vested and expire on the seventh anniversary of grant date. The remaining 250,000 options vested upon achievement of certain operational criteria related to our Fort Union plant. The operational criteria for our Fort Union plant were achieved in March 2006, at which time 20% vested and 20% vest annually thereafter on the anniversary date of the grant and expire on the seventh anniversary of grant date.

In 2005, Mr. Hanfling was awarded 1,000,000 stock options and 100,000 shares of restricted stock. These awards were made on the basis of arms-length negotiations with the executive and our Board of Directors. The options granted have an exercise price of $13.81 per share and were based on the closing price of our stock on February 1, 2005, the date of the grant. The options vest 20% on the first business day of the calendar year and expire on the seventh anniversary of grant date. Of the 1,000,000 stock options granted, 40% of the options were contingent on approval of Mr. Hanfling’s first-year performance by the Board of Directors. Early in 2006, our Board of Directors, based on Mr. Hanfling’s performance, approved the 400,000 contingent options.

In 2005, Mr. Laughlin was awarded 300,000 stock options. These awards were made on the basis of arm-length negotiations with the executive and our Board of Directors. The options granted have an exercise price of $16.53 per share and were based on the closing price of our stock on March 9, 2005, the date of the grant. The options vest 20% on each anniversary of grant date and expire on the seventh anniversary of grant date.

In 2006, Ms. Kubik was awarded 12,000 shares of restricted stock upon joining the Company as our CFO. The number of shares was based on her experience, the relative importance of the position, and similar grants within our peer group. Her restricted stock grant vests over a three-year period with one-third vesting on the anniversary date of grant date as long as she continues employment with us.

The Compensation Committee reviews, on an annual basis, each compensation element of a named executive officer. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive salary levels and our peer group data. Additionally, each named executive officer is reviewed for his or her contribution to our business strategy and our results. As a result of this annual review, our Compensation Committee determined that our named executive officers’ stock-based compensation was competitive with our peer group. These evaluations have been completed and no such stock-based awards were granted to our named executive officers in 2006.

Other Compensation

We provide our executive officers with perquisites and benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program in order to attract and retain talented executives. Our executives are entitled to few benefits that are not otherwise available to all of our employees and except as described elsewhere, the value of such perquisites and benefits for each executive officer is less than $10,000 in the aggregate. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

Change in Control and Employment Agreements

Our 1992 restated stock option plan contains change in control provisions that allow for full vesting of any unvested equity awards immediately prior to any change in control. Our 1996 and 2004 stock option and incentive plans have no mandatory acceleration upon change in control. Accelerated vesting is permitted, but at the discretion of the Board of Directors or at the discretion of a committee of the Board. Our 1999 and 2002 stock option and incentive plan have mandatory acceleration upon change in control, unless new ownership assumes the obligation or grants equivalent rights. Additionally, we have employment agreements that contain accelerated vesting and/or full vesting if a change in control or termination of employment for other than cause occurs. Additionally, in 2006, our restricted stock grants to employees contain change in control provision that allow for immediate vesting of unvested restricted stock grants upon a change in control.

Generally we do not enter into employment agreements with our executive officers and key employees. However, as disclosed elsewhere, we have employment agreements with Messrs. Collins and Venners and had an employment agreement with Mr. Sexton who departed Evergreen in April 2007. Please see “Employment Agreements” and “Potential Payments Upon Termination or Change in Control” in this Proxy Statement for details of these employment agreements.

Accounting and Tax Impacts of Executive Compensation

Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of $1 million per year to certain covered officers. Under this section, compensation that qualifies as performance-based is excludable in determining what compensation amount shall qualify for tax deductibility. Covered employees include each of our named executive officers.

Our Compensation Committee considers our ability to fully deduct compensation in accordance with the $1million limitations of Section 162(m) in structuring our compensation programs. However, the Compensation Committee retains the authority to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interests of Evergreen and our shareholders. Our Compensation Committee will continue to consider ways to maximize the deductibility of executive compensation while retaining the flexibility to compensate executive officers in a manner deemed appropriate relative to their performance and to competitive compensation levels and practices compared to our peer group.

We also take into consideration accounting implications in the design of our compensation programs. Executive officers and the Compensation Committee review the projected expense amounts associated with the granting of option and restricted share grants. Under current accounting rules Statement of Financial Accounting Standards No. 123R “Share-Based Payments,” or SFAS 123R, we are required to expense the grant-date fair value of share-based grants. The grant-date value is amortized and expensed over the service period, generally the vesting period of the grant.

Pension Benefits

We do not provide pension benefit plans to our employees nor our named executive officers.

Non-Qualified Defined Contribution or Other Non-Qualified Deferred Compensation Plans

We do not provide non-qualified contribution plans or other non-qualified deferred compensation options to any of our employees nor our named executive officers.

Stock Ownership Requirements

In June 2005, our Compensation Committee adopted a policy requiring all non-employee directors to own $50,000 worth of our common stock within three years after adopting the policy, or June 2008. New non-employee directors are required to own $50,000 worth of our common stock within three years after joining our Board. We believe that having an ownership in our common stock drives long-term perspective, growth, retention and alignment with shareholder value creation. Currently we do have a stock ownership policy in place for our executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the committee’s review and discussions with management, has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in the our annual report on Form 10-K for the year end December 31, 2006, as well as the Proxy Statement for the Annual Meeting.

Respectfully submitted by the Compensation Committee of the Board of Directors

W. Grady Rosier (Chairman)
Stanford M. Adelstein
Robert J. Clark
James R. Schlesinger

Summary Compensation Table

The following table sets forth information with respect to the compensation earned for 2006 by our Chief Executive Officer, each individual that served as Chief Financial Officer during 2006 and our three other most highly compensated executive officers, as well as certain former executive officers, as of the end of 2006 (the “named executive officers”). The compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all our employees, such as group health insurance, paid parking, certain educational and training programs, vacation and sick leave. In addition, we make available benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The aggregate value of such benefits in the case of each executive officer listed in the table below, which cannot be precisely ascertained but which is less than $10,000 for each such executive officer, is not included.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Kevin R. Collins(2) Chief Executive Officer, President and Chief Operating Officer	2006	175,000	—	804,635	—	—	979,635
Diana L. Kubik(3) Vice President and Chief Financial Officer	2006	113,077	20,000	48,799	—	—	181,876
Theodore Venners(4) Chief Technology Officer	2006	275,000	26,412	1,463,501	1,151,228	—	2,916,141
Robert I. Hanfling(5) Senior Vice President	2006	250,000	—	268,216	1,543,868	—	2,062,084
William G. Laughlin(6) Vice President, General Counsel and Secretary	2006	183,000	33,500	—	561,259	132,764	910,523
Former Executive Officer:
Mark S. Sexton(7) Chairman, Chief Executive Officer and President	2006	21,667	—	2,011,588	—	—	2,033,255

(1)   Amounts reported reflect the dollar amount required to be recognized for financial statement reporting purposes in 2006 for stock option awards and restricted stock awards granted in and prior to 2006, calculated in accordance with SFAS No. 123R. See Note-9 “Stock Options, Stock Grants and Employee Benefit Plans” of Notes to Consolidated Financial Statements in our 2006 Form 10-K for a discussion of the assumptions used in such valuations.

(2)   Mr. Collins has served as our Chief Executive Officer and President since April 19, 2007 and has served as Chief Operating Officer since October 1, 2006. In addition, he served in various positions, including Executive Vice President of Finance and Strategy and as our Chief Financial Officer from November 9, 2005 to March 31, 2006. In connection with Mr. Collins’ added responsibilities as our Chief Executive Officer and President, Mr. Collins’ base salary was increased to $300,000 annually on May 9, 2007. The amount shown in the stock awards column reflects the dollar amount required to be recognized for financial statement reporting purposes in 2006 for the restricted stock award of 400,000 shares that Mr. Collins received in 2005.

(3)   Ms. Kubik received a base salary of $150,000, prorated from her start date on March 31, 2006. She received a stock award of 12,000 shares of restricted stock on March 31, 2006. The value assigned to the stock award was the closing price of our common stock on the date of grant. The closing price on March 31, 2006, the grant date, was $18.20. The amount shown in the stock awards column reflects the dollar amount required to be recognized for financial statement reporting purposes in 2006 with respect to this stock award. See the Compensation Discussion and Analysis above for more details on Ms. Kubik’s compensation.

(4)   The amount shown in the stock awards column reflects the dollar amount required to be recognized for financial statement reporting purposes in 2006 for the restricted stock award of 600,000 shares that Mr. Venners received in 2005. The amount shown in the option awards column reflects the dollar amount required to be recognized for financial statement reporting purposes in 2006 for the 500,000 options that Mr. Venners received in 2005 and the 250,000 options he received in 2003.

(5)   The amount shown in the stock awards column reflects the dollar amount required to be recognized for financial statement reporting purposes in 2006 for the restricted stock award of 100,000 shares that Mr. Hanfling received in 2005. The amount shown in the option awards column reflects the dollar amount required to be recognized for financial statement reporting purposes in 2006 for the 1,000,000 options that Mr. Hanfling received in 2005.

(6)   The amount shown in the option awards column reflects the dollar amount required to be recognized for financial statement reporting purposes in 2006 for the 300,000 options that Mr. Laughlin received in 2005. The amount shown in the All Other Compensation column reflects relocation expenses of $42,471, home closing costs and expenses of $83,073, and a 2006 housing allowance of $7,220.

(7)   Pursuant to his employment agreement, Mr. Sexton was paid a salary equal to the maximum amount allowed under IRS rules to contribute to our 401(k) plan. The amount shown in the stock awards column reflects the dollar amount required to be recognized for financial statement reporting purposes in 2006 for the restricted stock award of 1,000,000 shares that Mr. Sexton received in 2005. On April 19, 2007, we ceased our relationship with Mr. Sexton.

Employment Agreements

We currently have employment agreements with two of our named executive officers, Messrs. Collins and Venners. We also had an employment agreement with Mr. Sexton who ceased to be an executive officer of Evergreen on April 19, 2007. Details concerning each of their individual agreements are set forth below. As described below, each received a grant of restricted shares, all of which have the same vesting provisions. Full vesting of the stock will occur upon attainment of any of (i) the average closing price of our common stock for the trading days within any 90 consecutive calendar day period equals or exceeds $45.05 per share; (ii) annual gross revenues increase to $1 billion; (iii) annual net operating cash flow increases to $250 million; or (iv) a change in control, as defined in the agreements, occurs after the two-year anniversary of the agreement. Partial vesting will occur if the stock price increases such that the average closing price of our common stock for the trading days within any 90 consecutive calendar days period equals or exceeds $30.05 per share or the annualized value of quarterly gross revenues or quarterly net cash flow attains the incentive targets. Unless sooner vested pursuant to the incentive targets described above, the restricted stock will become fully vested on the seventh anniversary of the date of the employment agreement so long as the individual is continually employed. Pursuant to the employment agreements, the certificates representing the restricted stock are held in escrow by our transfer agent, although executive officers retain the authority to vote, but not transfer or dispose of, such shares prior to vesting. Additional information about these employment agreements is set forth under “Potential Payments Upon Termination or Change in Control.”

Collins Agreement

We entered into an employment agreement with Mr. Collins on October 24, 2005. A majority of Mr. Collins’ compensation is performance based. He receives an annual salary of $175,000, is eligible to receive annual bonuses at the discretion of the Board of Directors and is eligible to participate in all our health and welfare plans. In connection with his employment, he was awarded 400,000 shares of restricted common stock which qualified as an inducement grant under applicable stock exchange rules. The terms and details of his restricted stock award, including vesting upon a change of control, are discussed above. Additionally, if Mr. Collins is terminated in anticipation of, or following a change of control, he is entitled to receive a lump sum cash payment equal to three times his then base salary. The employment agreement is for a five year term, subject to three automatic yearly extensions if not terminated by either party.

Venners Agreement

We entered into an employment agreement with Mr. Venners on December 21, 2005. A majority of Mr. Venners’ compensation is performance based. He receives an annual salary of $275,000, is eligible to receive annual bonuses at the discretion of the Board of Directors and is eligible to participate in all our health and welfare plans. In connection with his employment, he was awarded 600,000 shares of restricted common stock which qualified as an inducement grant under applicable stock exchange rules. The terms and details of his restricted stock award, including vesting upon a change in control are discussed above. Additionally, if Mr. Venners is terminated in anticipation of, or following a change of control, he is entitled to receive a lump sum cash payment equal to three times his then base salary. The employment agreement is for a five year term, subject to three automatic yearly extensions if not terminated by either party.

Sexton Agreement

On April 19, 2007, we ceased our relationship with Mark S. Sexton, our former Chairman, Chief Executive Officer and President. Set forth below is a brief description of our employment agreement with Mr. Sexton that was entered into on October 24, 2005. Substantially all of Mr. Sexton’s compensation was performance based. He received a minimum base salary that allowed him to make an elective deferral contribution to our 401(k) plan and allowed for participation in all our health and welfare plans. Mr. Sexton was also eligible to receive annual bonuses at the discretion of the Board of Directors. In connection with his employment, he was awarded 1,000,000 shares of restricted common stock which qualified as an inducement grant under applicable stock exchange rules. The terms and details of his restricted stock award, including vesting upon a change in control, are discussed above. Additionally, if Mr. Sexton was terminated in anticipation of, or following a change of control, he was entitled to receive a lump sum cash payment equal to three times his then base salary. The employment agreement was for a five year term, subject to three automatic yearly extensions if not terminated by either party. In connection with his termination without cause from Evergreen on April 19, 2007, Mr. Sexton will receive the payment of the amounts that he is entitled to receive under his employment agreement, including the acceleration of 898,630 of the 1,000,000 unvested shares of common stock he was awarded in 2005 in connection with his employment, the payment of his current salary for a period of ninety days following the date of his departure and the continuation of health insurance benefits for a period of approximately twenty-one months.

Grants of Plan Based Awards

The following table sets forth equity-based awards granted to our named executive officers during the fiscal year ended December 31, 2006.

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Share Price of Option and Stock Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
Kevin R. Collins	—	—	—	—
Diana Kubik(1)	3/31/2006	12,000	18.20	218,400
Theodore Venners	—	—	—	—
Robert I. Hanfling	—	—	—	—
William G. Laughlin	—	—	—	—
Former Executive Officer:
Mark S. Sexton	—	—	—	—

(1)          Ms. Kubik was awarded 12,000 time-vesting shares of restricted stock on March 31, 2006 upon her appointment as Vice President and Chief Financial Officer. The stock will vest in three equal installments beginning March 31, 2007. The fair value of the award is $18.20 per share (the closing market price of our common stock on the grant date).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding option awards and unvested stock awards held by our named executive officers as of the year ended December 31, 2006.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Kevin R. Collins(2)	10,000	—	2.75	2/27/2010	400,000	3,980,000
Diana L. Kubik	—	—	—	—	12,000	119,400
Theodore Venners	100,000	150,000	14.02	6/20/2012	600,000	5,970,000
	100,000	150,000	14.02	6/20/2012
	200,000	50,000	3.90	7/26/2010
	150,000	—	3.75	9/28/2008
Robert I. Hanfling	120,000	480,000	13.81	1/31/2012	80,000	796,000
	80,000	320,000	13.81	1/31/2012
William G. Laughlin	60,000	240,000	16.53	3/08/2012	—	—
Former Executive Officer:
Mark S. Sexton	—	—	—	—	1,000,000	9,950,000

(1)          The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($9.95) on December 29, 2006. The amounts assume the maximum percentage of shares of restricted stock will vest based upon the passage of time and/or the achievement of the specified performance goals. The amounts indicated are not necessarily indicative of the amounts that may be realized by our named executives.

(2)          Mr. Collins received 10,000 options to purchase our common stock for director fees relating to a directorship of a subsidiary of Evergreen prior to his employment with us.

Options Exercised and Stock Vested

The following table summarizes options, warrants and stock awards that were exercised or vested by our named executive officers during the year ended December 31, 2006:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin R. Collins	—	—	—	—
Diana L. Kubik	—	—	—	—
Theodore Venners	—	—	—	—
Robert I. Hanfling	—	—	20,000	350,000
William G. Laughlin	—	—	—	—
Former Executive Officer:
Mark S. Sexton(2)	—	—	—	—

(1)          Value realized on vesting was calculated by taking our closing price of our common stock on the date of vesting and multiplying this closing price by the number of restricted shares that vested.

(2)          On March 24, 2006, Mr. Sexton exercised warrants to purchase 66,666 shares of our common stock. The warrants were originally issued in 2001 to Mr. Sexton in connection with a financing transaction, prior to his employment. Mr. Sexton received the warrants on the same terms as all other investors in the financing transaction and, as such, the warrants and the shares acquired on exercise are not included as equity compensation in the table. On April 19, 2007, we ceased our relationship with Mr. Sexton.

Potential Payments Upon Termination or Change in Control

Change in Control Accelerated Vesting

Our 1992 restated stock option plan contains change in control provisions that allow for full vesting of any unvested equity awards immediately prior to any change in control. Our 1996 and 2004 stock option and incentive plans have no mandatory acceleration upon change in control. Accelerated vesting is permitted, but at the Board of Director’s or at a committee of the Board’s discretion. Our 1999 and 2002 stock option and incentive plan have mandatory acceleration upon change in control, unless new ownership assumes the obligation or grants equivalent rights.

If a hypothetical change in control occurred on December 31, 2006 and the Board of Directors or a committee of the Board at its sole discretion allowed for immediate vesting of unvested equity awards and the hypothetical new ownership did not assume the obligation or grant equivalent rights the following named executive officers would have recognized the following compensation:

	Option Awards		Stock Awards
Name(1)	Number of Shares unvested as of December 31, 2006 (#)	Value Realized on immediate vesting ($)(2)	Number of Shares unvested as of December 31, 2006 (#)	Value Realized on immediate Vesting ($)(2)
Kevin R. Collins(3)	—	—	—	—
Diana L. Kubik	—	—	12,000	119,400
Theodore Venners(4)	350,000	(918,500)	—	—
Robert I. Hanfling(5)	800,000	(3,088,000)	80,000	796,000
William G. Laughlin	240,000	(1,579,200)	—	—
Former Executive Officer:
Mark S. Sexton(3)	—	—	—	—

(1)          None of our plans described above have accelerated vesting provisions in the case of death, disability or termination and therefore have not been included as a benefit for the purpose of the table above. In addition, we do not have employment agreements with Ms. Kubik, Mr. Laughlin nor Mr. Hanfling, as a result we are not obligated to pay severance upon involuntary termination without cause, voluntary termination with good reason, involuntary termination for cause, termination without good reason or retirement. Please see below for information on employment agreements for Mr. Sexton, Mr. Collins and Mr. Venners.

(2)          Value realized upon immediate vesting for stock options was calculated by taking the difference between the exercise price and the closing price of our common stock on December 29, 2006, multiplied by the number of stock options that would vest. For purposes of the table above Mr. Venners, Mr. Hanfling and Mr. Laughlin had exercise prices in excess of our closing price of our common stock on December 29, 2006, therefore the difference between the exercise price and closing price is shown as a negative. Value realized upon immediate vesting for restricted shares was calculated by taking the closing price of our common stock on December 29, 2006 multiplied by the number of restricted shares that would vest.

(3)          Mr. Sexton’s and Mr. Collins’ performance based restricted stock awards were granted from a non-qualified stock option plan.

(4)          Does not include Mr. Venners’ restricted stock award of 600,000. Although this grant was from a qualified plan the employment agreement overrides any change in control provisions of the plan.

(5)          Mr. Hanfling’s 1,000,000 stock option grants were from a non-qualified stock option plan. However, Mr. Hanfling’s stock option agreement contains a change of control provision that allows for accelerated vesting if the successor corporation does not assume or substitute the options. If a hypothetical change in control occurred on December 31, 2006 and the successor corporation did not assume or substitute the options, all of Mr. Hanfling’s options would fully vest. The amount in the table reflects this hypothetical change in control.

Employment Agreements

Change in Control / No Termination

The employment agreements with Messrs. Collins and Venners contain change in control provisions that include immediate vesting of their restricted stock awards prior to any change in control. The immediate vesting provisions are not effective until the two year anniversary of employment, which is October 24, 2007 for Mr. Collins and December 21, 2007 for Mr. Venners. However, these employment agreements allow for partial vesting if a change in control occurs prior to the two year anniversary and our market capitalization immediately prior to the change in control equals or exceeds $1.5 billion.

If a hypothetical change in control occurred on December 31, 2006, there would not have been accelerated partial vesting of restricted shares because our market capitalization was less than $1.5 billion. As set forth in the table below, no other payments would be due upon a change in control if the executives remained employed in the same capacity with the surviving company.

Name	One-Time Lump Sum Payment ($)	Benefits ($)	Accelerated Share Vesting ($)	Section 280G Gross-Up ($)
Kevin R. Collins	—	—	—	—
Theodore Venners	—	—	—	—

Change in Control / Termination

The employment agreements with Messrs. Collins and Venners provide for cash payments if we terminate them without cause on or after a change in control, or within the one year period prior to a change in control, if the termination is in anticipation of the change in control. Pursuant to the employment agreements, we would be required to pay each executive the payments set forth in the table below.

Name	One-Time Lump Sum Payment ($)(1)	Benefits ($)(2)	Accelerated Share Vesting ($)(3)	Section 280G Gross-Up ($)(4)
Kevin R. Collins	525,000	27,200	—	186,871
Theodore Venners	825,000	20,534	(918,500)	28,006

(1)          One-time lump sum payment equal to three times the named executives’ annual salary.

(2)          Benefits represent medical, dental and vision coverage for 18 months following the termination.

(3)          Assuming the termination occurred as of December 31, 2006, no shares of restricted stock are subject to accelerated vesting because our market capitalization was less than $1.5 billion as of that date. However, Mr. Venners’ unvested stock options were granted from approved plans and assuming our Board of Directors or a committee at their discretion accelerated vesting, the dollar amount included in the table would have been recognized.

(4)          Compensation and benefits in excess of three times compensation may be subject to a non-deductible 20% excise tax under the Internal Revenue Code 280G. The employment agreements provide for a gross-up of this tax. Amounts in this column estimate the tax gross-up assuming a change in control date of December 31, 2006.

No Change in Control / Termination

The employment agreements with Messrs. Collins and Venners contain accelerated vesting of their restricted stock grants upon the happening of any of the following: (i) if the executive’s employment is terminated by us without cause or by constructive discharge prior to the second anniversary of employment, then the unvested portion of the restricted stock award shall vest immediately on a pro-rata basis; (ii) if the executive’s employment is terminated by us without cause or by constructive discharge on or after the second anniversary of employment, then the restricted stock award shall vest in full; (iii) if the executive’s employment is terminated by us for cause or upon the executive’s resignation from employment, then the executive shall retain any portion of the restricted stock award that is vested, but the unvested portion shall be forfeited in its entirety; and (iv) if the executive’s employment is terminated by us without cause or by constructive discharge, and the termination is in anticipation of or occurs within one year of (a) the attainment of any of the performance goals, or (b) a change in control, then the executive shall be treated as if he was employed through the date that the performance goal was achieved, or through the date of the change in control, and shall receive immediate vesting of the restricted stock award.

The table below sets forth the compensation to be paid to Messrs. Collins and Venners upon a termination not involving a change in control or by constructive discharge, assuming the termination occurred as of December 31, 2006.

Name	One-Time Lump Sum Payment ($)	Benefits ($)(1)	Accelerated Share Vesting ($)(2)	Section 280G Gross-Up ($)
Kevin R. Collins	—	27,200	2,360,737	—
Theodore Venners	—	20,534	3,042,242	—

(1)          Benefits represent medical, dental and vision coverage for 18 months following the termination.

(2)          Accelerated share vesting was calculated by multiplying the closing market price of our common stock on December 29, 2006 of $9.95 by the number of shares of restricted stock that would vest. Includes 237,260 shares for Mr. Collins and 305,753 shares for Mr. Venners.

Death or Disability

The employment agreements with Messrs. Collins and Venners contain accelerated vesting of their restricted stock grants on a pro rata basis upon death or disability. The table below sets forth the compensation to be paid to Messrs. Collins and Venners upon death or disability, assuming the event occurred as of December 31, 2006.

Name	One-Time Lump Sum Payment ($)	Benefits ($)	Accelerated Share Vesting ($)(1)	Section 280G Gross-Up ($)
Kevin R. Collins	—	—	472,148	—
Theodore Venners	—	—	608,452	—

(1)          Accelerated share vesting was calculated by multiplying the closing market price of our common stock on December 29, 2006 of $9.95 by the number of shares of restricted stock that would vest. Includes 47,452 shares for Mr. Collins and 61,151 shares for Mr. Venners.

Mark S. Sexton

Mr. Sexton ceased to be our Chairman, Chief Executive Officer and President on April 19, 2007. Pursuant to his employment agreement with Evergreen, he will receive consideration valued at approximately $6.2 million as of June 1, 2007. This consideration includes the acceleration of vesting with respect to 898,630 of the 1,000,000 shares of unvested common stock he was awarded in connection with his employment, valued as of June 1, 2007 at $6.87 per share, the payment of his current salary for a period of ninety dates following the date of his departure and the continuation of health insurance benefits for a period of approximately twenty-one months. The value of the consideration to be received by Mr. Sexton in connection with his termination will fluctuate based upon the market price of our common stock until the 898,630 shares referred to above fully vest, which will occur on July 18, 2007.

Equity Compensation Plan Information

We have adopted stock incentive plans to provide incentives to attract and retain officers, directors and key employees and consultants. We currently have reserved a total of 12,600,000 shares of our common stock for granting awards, including 1,000,000 shares under our 1992 Amended and Restated Stock Option Plan, 1,500,000 shares under our 1996 Stock Option and Incentive Plan, 2,000,000 shares under our 1999 Stock Incentive Plan, 2,000,000 shares under our 2002 Stock Incentive Plan, 6,000,000 shares under our 2004 Equity Incentive Plan and 100,000 shares under our Employee Stock Purchase Plan. As of December 31, 2006, a total of 4,237,365 shares have been issued from option exercises, share awards and purchases under our six plans. In the aggregate, there remain 8,362,635 shares available for issuance under outstanding and future awards pursuant to our stock plans.

The following table sets forth a description of our equity compensation plans as of December 31, 2006:

Plan Category	Number of Securities to be issued upon exercise of outstanding options and other rights	Weighted-average exercise price of outstanding options and other rights	Number of securities remaining available for future issuance under equity compensation plans, (excluding securities reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,888,500	$10.15	4,319,135
Equity compensation plans not approved by security holders(2)	1,155,000	$12.62	—
Total	4,043,500	$10.86	4,319,135

(1)          Includes 0 shares remaining under our 1992 Amended and Restated Stock Option Plan, 180,666 shares remaining under our 1996 Stock Option and Incentive Plan, 0 shares remaining under our 1999 Stock Incentive Plan, 0 shares remaining under our 2002 Stock Incentive Plan, 4,049,500 shares remaining under our 2004 Stock Incentive Plan and 88,969 shares remaining under our Employee Stock Purchase Plan.

(2)          Includes options granted to Mr. Hanfling to purchase 1,000,000 shares of common stock. The options may be exercised at a price of $13.81 per share, the closing price of our common stock on February 1, 2005. Subject to continued employment, these shares vest 20% on each of January 3rd through 2010. Also includes 155,000 options granted to two former employees that have exercise prices of $5.00 and $3.75.

Related Party Transactions

Related Party Transaction Approval Policy

The Board recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interests of Evergreen. Accordingly, effective as of February 20, 2007, the Board adopted a written policy for the review, approval and ratification of transactions with related persons. For the purposes of the policy, a “related party transaction” is a transaction or relationship involving a director, executive officer or 5% stockholder or their immediate family members that is reportable under the SEC’s rules regarding such transactions.

Under the policy, a related party transaction should be approved or ratified based upon a determination that the transaction is in, or not opposed to, the best interests of Evergreen and on terms no less favorable to Evergreen than those available with other parties. The policy provides for the Audit Committee to review and approve all related party transactions, other than transactions involving amounts less than $100,000 in aggregate. Pursuant to the policy, management shall recommend any related party transaction to be entered into by Evergreen, including the proposed aggregate value of the transaction, if applicable. After review, the Audit Committee shall approve or disapprove of such transaction, and if approved, management shall undertake to update the Audit Committee as to any material changes with respect to the terms of the transaction.

In addition, the Board has adopted a Code of Business Conduct and Ethics to provide guidance on maintaining our commitment to being honest and ethical in our business endeavors. The Code of Business Conduct and Ethics covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers, employees and consultants. Included in the Code of Business Conduct and Ethics is a section titled “Conflict of Interest” which addresses related party transactions.

The conflict of interest provision requires all directors, executives, employees and consultants to disclose: (i) participation by an employee or a family member in a business transaction involving us and another entity or an individual with whom the employee (or his or her family) has a financial relationship; (ii) the direct or indirect financial interest in any business or organization with a company supplier or competitor where the employee has the ability to influence the decision with respect to our business; (iii) an employee having an outside business or other interest which precludes his or her ability to perform his or her duties; and (iv) an employee’s or family member’s receipt of improper personal benefits as a result of the employee’s position with us.

Royalty and License Agreements

In 1996, we entered into a royalty amendment agreement with Mr. Koppelman and following his death, the Koppelman estate, that set the cap for payments at $75.2 million and set the royalty percentage at 25% of our worldwide licensing and royalty revenue, as defined in the agreement. As of December 31, 2006, there was $73.0 million remaining under the cap. Mr. Theodore Venners is entitled to 50% of net royalties paid to the Koppelman estate. In December 2004, Mr. Venners entered into a waiver agreement with us, under which he agreed to assign his right to payments that became due to him from the estate in connection with the license arrangement entered into in 2004. Pursuant to the waiver, Mr. Venners was obligated to remit any proceeds he received related to this license agreement to us. In February 2005, we paid the previously accrued $1.9 million due to the estate and the estate remitted Mr. Venners’ portion directly back to us.

Consulting Agreement

We have a consulting agreement with Venners & Company, Ltd. for governmental affairs services, primarily for advice on proposed legislation and regulations and to advocate our interests before the U.S. Congress and regulatory agencies. Venners & Company, Ltd. is controlled by John P. Venners, the brother of Theodore Venners. Effective April 1, 2004, we negotiated a revised agreement with Venners & Company, Ltd. for the provision of these services at a fixed cost of $18,000 per month. In January 2005, this amount was increased to $25,500. The additional $7,500 per months is non-cancellable and expires on July 31, 2008. During the year ended December 31, 2006, we paid Venners & Company $306,000 in cash for consulting fees.

Leasing Agreement

On December 7, 2006, we entered into a memorandum of understanding and real estate lease with Hills Products Group, Inc, or Hills Products. Hills Products is owned by Mr. Stanford Adelstein who serves on our Board of Directors. We have leased certain real estate and facilities, including a train load-out facility, for the sole purpose of trans-loading our K-Fuel refined coal from over-the-road trucks into railcars. Prior to the execution of this agreement, our independent directors approved this transaction. We believe the terms and contracted amounts would be similar if we had entered into this agreement with an unaffiliated  third party. Per the agreement, we have committed to a monthly payment in the amount of $1,500, plus an additional fee based on tonnage of K-Fuel refined coal loaded after the agreed upon monthly tonnages are exceeded.

License Agreement

In December 2004, we entered into a licensing agreement with Cook Inlet Coal, an affiliate of Kanturk Partners LLC, under which we agreed to license to Cook Inlet Coal our proprietary coal processing technology for use at a coal processing plant to be operated by Cook Inlet Coal. Kanturk Partners owns approximately a 12% interest in Cook Inlet Coal. Mr. John P. Venners, the brother of Mr. Theodore Venners, has an approximately 4.5% interest in Kanturk Partners.

Stock Purchase Agreement

In March 1997 we entered into a stock purchase agreement with Mr. Theodore Venners pursuant to which we agreed to use the proceeds of any life insurance policy that we may maintain on the life of Mr. Venners to repurchase shares of common stock owned by Mr. Venners at the closing sales price of said shares on the last trading day prior to the date of his death. Under the agreement we had the right to purchase shares from Mr. Venners’ estate and the estate was obligated to sell such number of shares owned by Mr. Venners at his death we were able to repurchase using the proceeds of the life insurance policy. In the event that the proceeds of any life insurance policy exceeded the value of the shares owned by Mr. Venners, any excess proceeds would have been the property of Evergreen. From March 1997 to May 2006, we maintained a life insurance policy in the amount of $5,000,000 on Mr. Venners life. This policy, and the corresponding stock purchase agreement, were terminated on May 1, 2006. We paid a premium of approximately $2,250 for the fist four months of 2006 in which the policy was effective.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Deloitte & Touche has served as our independent registered public accounting firm since February 5, 2003 and has audited our financial statements beginning with the fiscal year ended December 31, 2002. Representatives of Deloitte & Touche LLP will be available at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

The Board is submitting its selection of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting in order to ascertain the views of stockholders regarding such selection. In the event of a negative vote on this ratification, the Board may reconsider its selection.

Vote Required

The vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Auditor Fees

The following table shows the aggregate fees billed to Evergreen for professional services by our principal independent registered public accounting firm for fiscal years 2006 and 2005:

	Fiscal 2006		Fiscal 2005
Audit Fees	$587,742	(1)	$345,000
Audit-Related Fees	308,183	(2)	—
Tax fees	—		—
All Other fees	—		—
Total Fees	$895,925		$345,000

(1)          Audit fees increased primarily due to the acquisition of Buckeye Industrial Mining Company and the implementation of a new accounting system, which required additional audit work related to testing of general computer controls. This category includes the aggregate fees billed for professional services rendered for the audit of our consolidated financial statements for fiscal years 2006 and 2005, for the review of the financial statements included in our quarterly reports on Form 10-Q during fiscal 2006 and 2005, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years. Audit fees for fiscal year 2006 and 2005 also include the audit of management’s report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. In addition, 2006 audit fees include post acquisition fees related to our acquisition of Buckeye Industrial Mining Company.

(2)          Audit-related fees in 2006 were for the audit of Buckeye Industrial Mining Company’s 2005 financial statements and fees related to our registration statement of Form S-3 and related prospectus supplements.

Pre-Approval of Independent Accounting and or other Accounting Firms Fees and Services Policy

The Audit Committee has adopted policies and procedures regarding the engagement of the principal and or other independent accountants that provide audit and non-audit services. The policy allows executive management to approve such services in which the proposed fees are under a predetermined threshold without pre-approval from the Audit Committee. The policy also requires an Audit Committee member to pre-approve principal independent accounting firm and or other accounting firms services where the proposed fees exceed the predetermined threshold. All of the audit fees in the table above were approved by our Audit Committee.

SOLICITATION OF PROXIES

This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, electronic means, personal interview or other similar means of communication. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of proxy and Notice of Annual Meeting, and any additional material relating to the meeting, which may be furnished to stockholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by us. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, together with a letter from Kevin R. Collins, our Chief Executive Officer, President and Chief Operating Officer has been mailed to stockholders along with this Proxy Statement. We will, upon written request and without charge, provide to any person solicited hereunder additional copies of our Annual Report on Form 10-K, for the year ended December 31, 2006, as filed with the Securities and Exchange Commission. Requests should be addressed to the Investor Relations Department, 1225 17th Street, Suite 1300, Denver, Colorado 80202. Also, such report may be obtained from our Internet homepage at http:/ /www.evgenergy.com.

OTHER MATTERS

We are not aware of any business to be presented for consideration at the meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

If any stockholder intends to present a proposal to be considered for inclusion in our proxy material in connection with the 2008 Annual Meeting of Stockholders, the proposal must be in proper form (in accordance with Rule 14a-8 of the SEC’s proxy rules) and received by our Corporate Secretary on or before December 2, 2007. Stockholder proposals to be presented at the 2008 Annual Meeting of Stockholders which are not to be included in our proxy materials must be received by the Corporate Secretary no earlier than January 10, 2008, nor later than February 9, 2008, in accordance with the procedures set forth in our Bylaws. Proposals should be sent to the attention of our Corporate Secretary at Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202.

NOTICE TO BANKS, BROKER-DEALERS
AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise us whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

It is important that proxies be returned promptly, whether or not you expect to attend the Annual Meeting in person. We request that you complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this Proxy Statement.

By Order of the Board of Directors

William G. Laughlin
Vice President, General Counsel and Corporate Secretary
Denver, Colorado

[FRONT OF PROXY VOTING CARD]

PROXY

EVERGREEN ENERGY INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned stockholder(s) of Evergreen Energy Inc. (the “Company”) hereby appoints William G. Laughlin and Diana L. Kubik, or either of them, with full power of substitution, as attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Tuesday, July 10, 2007, at 9:00 a.m., MDT, at our executive offices located at 1225 17th Street, Suite 1300, Denver, Colorado 80202 and at any postponements, continuations or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below.

                I hereby vote my shares of Evergreen Energy Inc. common stock as specified on the reverse side of this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[BACK OF PROXY VOTING CARD]

                This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is made, this proxy will be voted “FOR” the nominees of the Board of Directors in the election of directors, and “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.  This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any postponements, continuations or adjournments thereof.

IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED BELOW.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1 AND PROPOSAL NO. 2.

	FOR	AGAINST	ABSTAIN
1. ELECTION OF NOMINEES LISTED BELOW:
A. STANFORD M. ADELSTEIN	☐	☐	☐

B. ROBERT S. KAPLAN	☐	☐	☐

2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION HEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

	DATED:	, 2007

(Seal)
(Stockholder’s Signature)

(Stockholder’s Signature)

Note:  Please mark, date and sign this proxy card and return it in the enclosed envelope.  Please sign as your name appears on this card.  If shares are registered in more than one name, all owners should sign.  If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority.  Corporations should sign with corporate name by a duly authorized officer.